FOR IMMEDIATE RELEASE

LIVEWIRE GROUP, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

MILWAUKEE, WI (April 27, 2023) – LiveWire Group, Inc. (“LiveWire”) (NYSE: LVWR) today reported first quarter results.

“LiveWire continues to invest in advancing our core technologies and expanding our product portfolio. The Del Mar is rapidly moving towards production with the first deliveries in the U.S. targeted for Q3 2023. We’re excited to bring the brand to Europe with two outstanding products, first the LiveWire ONE® and then the Del Mar™,” said Ryan Morrissey, President, LiveWire.

First Quarter 2023 Business Highlights

•Sold 63 LiveWire ONE electric motorcycles compared to 72 LiveWire ONE electric motorcycles in the prior year.
•Continued development of the Del Mar platform during the quarter to ready Del Mar for production ramp-up with first deliveries targeted for Q3 2023.
•On track to expand European distribution with retail partners in 4 priority markets with sales of LiveWire ONE expected to begin mid-May followed by Del Mar introduction.

LiveWire Group, Inc. – Unit Results

$ in millions, except units	1st quarter
	2023	2022	Change
LiveWire ONE (units)	63	72	(13%)
Harley-Davidson LiveWire (units)	—	25	NM
Electric Motorcycle Shipments (units)	63	97	(35%)
NM - not meaningful

First Quarter 2023 Results

LiveWire Group, Inc. – Consolidated Results

$ in millions, except units	1st quarter
	2023	2022	Change
Consolidated Revenue	$7.8	$10.4	(25%)
Electric Motorcycles	$1.5	$2.3	(36%)
STACYC	$6.3	$8.1	(22%)

Consolidated Operating Income (Loss)	($24.9)	($15.7)	59%
Electric Motorcycles	($24.8)	($16.7)	48%
STACYC	($0.1)	$1.0	NM

Net Loss	($21.1)	($16.0)	32%
NM – not meaningful

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – a business segment focused on the sale of electric motorcycles and related products
•STACYC – a business segment focused on the sale of electric balance bikes for kids and related products

Electric Motorcycles

LiveWire ONE units sold in the first quarter were 63 units, versus 72 units in the prior year, or down 13%. Electric Motorcycles revenue was down 36% in the first quarter, due to lower unit sales of LiveWire ONE units and the inclusion of Harley-Davidson LiveWire units in Q1 2022 prior to the accounting carve-out. In line with expectations, increased operating losses versus the first quarter of 2022 were the result of the planned increase in product development investments to advance the electric vehicle systems and deliver the Del Mar. Operating losses also incorporate the added planned costs of standing up a new organization, including growing headcount.

STACYC

STACYC revenue was down 22% in the first quarter, due to our channel partners for electric balance bikes taking a more conservative approach to inventory in response to the macro environment as compared to the first quarter of 2022. STACYC operating loss for the first quarter was negative $0.1 million versus operating income of $1.0 million a year ago, driven by lower volumes.

2023 Financial Outlook

For the full year 2023, the Company reaffirms its initial guidance and continues to expect:

•Electric Motorcycle unit sales of 750 to 2,000
•LiveWire Group Operating Loss of $115 to $125 million

Liquidity

To support future ongoing operations, the Company has the following available liquidity:
•Cash and cash equivalents as of the end of Q1 2023 of $236 million
•A non-binding $200 million term sheet with majority shareholder

Webcast
The public is invited to attend an audio webcast from 8-9 a.m. CT. LiveWire President, Ryan Morrissey, will be joining the Harley-Davidson, Inc. audio webcast to discuss our results, developments in the business, and updates to the Company’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; our ability to attract and retain a large number of customers; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and manage costs; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31, 2023	March 27, 2022
Revenue, net	$7,762	$10,401
Costs and expenses:
Cost of goods sold	6,498	10,348
Selling, administrative and engineering expense	26,171	15,752
Total costs and expenses	32,669	26,100
Operating loss	(24,907)	(15,699)
Other income, net	—	69
Interest expense related party	—	(277)
Interest income (expense)	2,692	(4)
Change in fair value of warrant liabilities	1,068	—
Loss before income taxes	(21,147)	(15,911)
Income tax provision	—	68
Net loss	$(21,147)	$(15,979)

Net loss per share, basic and diluted	$(0.10)	$(0.10)

Weighted-average shares, basic and diluted	202,404	161,000

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$236,042	$265,240
Accounts receivable, net	930	2,325
Accounts receivable from related party	841	525
Inventories, net	31,102	29,215
Other current assets	3,895	4,625
Total current assets	272,810	301,930
Property, plant and equipment, net	33,220	31,567
Goodwill	8,327	8,327
Lease assets	2,878	3,128
Intangible assets, net	1,694	1,809
Other long-term assets	6,829	5,044
Total assets	$325,758	$351,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,759	$7,055
Accounts payable to related party	7,625	5,733
Accrued liabilities	15,302	20,343
Current portion of lease liabilities	1,392	1,312
Total current liabilities	29,078	34,443
Long-term portion of lease liabilities	1,580	1,913
Deferred tax liabilities	15	15
Warrant liabilities	7,320	8,388
Other long-term liabilities	288	246
Total liabilities	38,281	45,005
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Additional paid-in-capital	331,042	329,218
Accumulated deficit	(43,585)	(22,438)
Total shareholders' equity	287,477	306,800
Total liabilities and shareholders' equity	$325,758	$351,805

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2023	March 27, 2022
Cash flows from operating activities:
Net loss	$(21,147)	$(15,979)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	667	1,456
Change in fair value of warrant liabilities	(1,068)	—
Stock compensation expense	1,824	(171)
Provision (benefit) for doubtful accounts	39	(1)
Deferred income taxes	—	(17)
Inventory write-downs	673	299
Cloud computing arrangements development costs	(967)	—
Other, net	(779)	365
Changes in current assets and liabilities:
Accounts receivable, net	1,356	(1,748)
Accounts receivable from related party	(317)	(286)
Inventories	(2,560)	(1,845)
Other current assets	731	557
Accounts payable and accrued liabilities	(4,894)	(1,658)
Accounts payable to related party	1,892	—
Net cash used by operating activities	(24,550)	(19,028)
Cash flows from investing activities:
Capital expenditures	(4,648)	(2,492)
Net cash used by investing activities	(4,648)	(2,492)
Cash flows from financing activities:
Borrowings on notes payable to related party	—	12,000
Transfers from H-D	—	18,723
Net cash provided by financing activities	—	30,723
Net (decrease) increase in cash and cash equivalents	$(29,198)	$9,203

Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$265,240	$2,668
Net (decrease) increase in cash and cash equivalents	(29,198)	9,203
Cash and cash equivalents—end of period	$236,042	$11,871